EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128667 and 333-128668) of Fremont Michigan InsuraCorp, Inc. of our report dated February 17, 2006 relating to the consolidated financial statements and financial statement schedules of Fremont Michigan InsuraCorp, Inc. and subsidiary as of and for the year ended December 31, 2005 which appears in this Form 10-K.

BDO Seidman, LLP

Grand Rapids, Michigan

March 21, 2006